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                                                                    Exhibit 99.2

                          SEEQ TECHNOLOGY INCORPORATED

                 SPECIAL MEETING OF STOCKHOLDERS, JUNE 22, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          SEEQ TECHNOLOGY INCORPORATED

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on June 22, 1999 and the Proxy Statement and appoints Phillip J. Salsbury and Gary R. Fish, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock and Preferred Stock of SEEQ Technology Incorporated (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders to be held at 47200 Bayside Pkwy., Fremont, CA on June 22, 1999, at 8:00 a.m., local time and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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                                                                     SEE REVERSE
                                                                         SIDE
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[X] Please mark votes
    as in this example



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW. THIS PROXY WILL BE VOTED FOR THE PROPOSALS IF NO SPECIFICATION IS MADE.


                                                         FOR   AGAINST   ABSTAIN
      1.  To approve Proposal No. 1 to approve an
          Agreement and Plan of Reorganization and       [ ]     [ ]       [ ]
          Merger dated February 22, 1999 and amended
          March 5, 1999 by and among LSI Logic
          Corporation ("LSI"), a Delaware corporation,
          Stealth Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of LSI, and the Company and to approve the merger.

      2.  To transact such other business as may
          properly come before the Special Meeting and at any adjournment or postponement thereof.




SIGNATURE(S):                                                DATE:
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NOTE: Please sign your name.